Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Michign Financial Corporation Stock Option Plan of our report dated January 20, 1995, with respect to the consolidated financial statements of Michigan Financial Corporation incorporated by reference in the Annual Report (10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

Milwaukee, Wisconsin
May 18, 1995

                                                               Ernst & Young LLP